Exhibit 99.1

PART III - NARRATIVE

State below in reasonable detail the reasons why Form 10-K, 20-F, 11-K, 10-Q, N-SAR, N-CSR, or the transition report or portion thereof could not be filed within the prescribed period. (Attach extra sheets if needed.)

The registrants file joint periodic reports with the Securities and Exchange Commission (the “SEC”). The registrants are filing this notification as required by the rules of the SEC to indicate that their Form 10-Q for the quarter ended March 31, 2006 will be filed late. The registrants are not able to timely file the Form 10-Q because the registrants have not completed their financial statements for the quarter ended March 31, 2006 or for the year ended December 31, 2005 or the previously announced restatement of the registrants’ financial statements for 2000-2004 and the first three quarters of 2005, which will be reflected in the financial statements included in their 2005 Form 10-K when filed. The registrants are not requesting the five-day extension permitted by the rules of the SEC for filing the Form 10-Q for the quarter ended March 31, 2006.

The registrants expect to file their Form 10-Q for the quarter ended March 31, 2006 promptly following the filing of their 2005 Form 10-K. The registrants currently expect to file their 2005 Form 10-K and their Form 10-Q for the quarter ended March 31, 2006 prior to the end of the summer. As previously disclosed, the filing of the 2005 Form 10-K by the registrants will be made after the Audit Committee of the Board of Directors of The Mills Corporation, with the assistance of Gibson, Dunn & Crutcher, LLP, the Audit Committee’s outside counsel, completes an independent investigation addressing, among other matters, the previously announced restatement as well as prior restatements announced in February 2003 and February 2005. Ernst & Young LLP, the registrants’ auditors, will also need to complete audit procedures relating to the 2005 financial statements and the prior period restated financial statements. As disclosed in a Notification of Late Filing on Form 12b-25 with respect to their 2005 Form 10-K filed by the registrants with the SEC on March 17, 2006, in addition to the accounting for certain investments by a wholly-owned taxable REIT subsidiary, Mills Enterprises, Inc. (“MEI”) and changes in the accrual of compensation expense related to The Mills Corporation Long-Term Incentive Plan (“LTIP”), among the areas under review, as previously disclosed, are revenue recognition, cost capitalization, lease accounting, accounting for sales of real estate and purchase price allocations to acquired operating properties. Management, working with accounting consultants, will develop a view on these issues, which then will be reviewed with the Audit Committee and Ernst & Young. As also disclosed in the earlier Form 12b-25, in addition to those adjustments relating to the accounting for the MEI-related investments and LTIP set forth in the January 6, 2006 press release and related amended Form 8-K, the registrants anticipate that there will be additional adjustments to the registrants’ historical financial statements; such additional adjustments could be material, either individually or in the aggregate. Because the restatement and re-audit process have not been completed, the registrants are unable to determine at this time the exact nature of the additional adjustments.

Explanation Referred to in Part IV, Item (3) of Form 12b-25

The registrants are required by Part IV, Item (3) of Form 12b-25 to provide as part of this filing an explanation regarding whether the results of operations they expect to report for the first quarter of 2006 will reflect any significant changes from the results of operations for the first quarter of 2005.

The Mills Corporation

Because of the restatement and re-audit process described under Part III above, The Mills Corporation (“TMC”) is unable to provide a reasonable estimate of either its first quarter 2006 or first quarter 2005 results of operations. Accordingly, TMC cannot at this time estimate what significant changes will be reflected in its first quarter 2006 results of operations or its first quarter 2005 results of operations. It is currently anticipated that the cumulative effect of adjustments that are expected to result from this process will have a negative impact on TMC’s reported financial position as of March 31, 2006.

The Mills Limited Partnership

The Mills Limited Partnership (“TMLP”) is TMC’s operating partnership subsidiary. TMC is TMLP’s sole general partner and owned a 1.0% general partner interest and an 86.2% limited partner interest in TMLP as of September 30, 2005. The principal difference between the financial statements of TMC and TMLP is the elimination of the minority interest in TMC’s financial statements for the TMLP partnership interests held by outside partners. As such, except for the minority interest, the financial statements of TMLP largely mirror those of TMC. For the reasons indicated under the “The Mills Corporation” above, TMLP is similarly not able at this time to reasonably anticipate what significant changes will be reflected in its first quarter 2006 results of operations as compared to its first quarter 2005 results of operations.

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Statements in this notification that are not historical, including, among other things, as to the pending restatement of the registrants’ financial statements, the expected filing of their 2005 Form 10-K and their Form 10-Q for the quarter ended March 31, 2006 prior to the end of the summer and any anticipated significant changes in results in operations for the first quarter of 2006 compared to first quarter of 2005, may be deemed forward-looking statements within the meaning of the federal securities laws. Although the registrants believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, the registrants can give no assurance that their expectations will be attained and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including the identification of any additional matters requiring adjustment, the length of time needed for the Audit Committee to complete its investigation or for Ernst & Young to complete their procedures, any actions taken by the SEC or other factors. The registrants undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to the registrants’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K for a discussion of such risks and uncertainties.

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